SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2018

BENEFICIAL BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36806	47-1569198
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

Beneficial Bank Place, 1818 Market Street, Philadelphia, Pennsylvania 19103

(Address of principal executive offices) (Zip Code)

(215) 864-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Beneficial Bancorp, Inc. (the “Company”) was held on April 19, 2018.  The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.                                      The following individuals were elected as directors, each for three year terms, by the following vote:

	FOR	WITHHELD
Karen Dougherty Buchholz	61,087,121	1,536,205
Elizabeth H. Gemmill	60,797,106	1,826,220
Roy D. Yates	61,079,116	1,544,210

There were 8,941,553 broker non-votes on the proposal.

2.                                      The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified by the stockholders by the following vote:

FOR	AGAINST	ABSTAIN
70,130,869	1,045,206	388,804

There were no broker non-votes on the proposal.

3.                                      An advisory vote was taken on the compensation of the Company’s named executive officers as disclosed in the proxy statement and the vote was as follows:

FOR	AGAINST	ABSTAIN
59,702,216	2,460,050	461,060

There were 8,941,553 broker non-votes on the proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BENEFICIAL BANCORP, INC.

Date: April 19, 2018	By:	/s/ Thomas D. Cestare
Thomas D. Cestare
Executive Vice President and Chief Financial Officer